Exhibit 10.36

FRANK’S INTERNATIONAL N.V.
EMPLOYEE RESTRICTED STOCK UNIT (RSU) AGREEMENT
THIS RESTRICTED STOCK UNIT AGREEMENT including Exhibit A (this “Agreement”) evidences an award made as of the _____ day of _________________________ (the “Date of Grant”), between FRANK’S INTERNATIONAL N.V., a limited liability company organized in the Netherlands (the “Company”), and ____________________________ (the “Employee”). The Company and Employee may be referred to individually as “Party,” and/or collectively as the “Parties.”
1.The Grant. Pursuant to the FRANK’S INTERNATIONAL N.V. 2013 LONG-TERM INCENTIVE PLAN, as the same may be amended from time to time (the “Plan”), and subject to the conditions set forth below, the Company hereby awards to Employee, effective as of the Date of Grant, an award consisting of an aggregate number of ________________ restricted stock units (the “Restricted Stock Units” or “RSUs”), whereby each Restricted Stock Unit represents the right to receive one share of the Company’s common stock, par value €0.01 per share (“Common Stock”), plus the potential rights to Dividend Equivalents set forth in Section 3(e) hereof, in accordance with the terms and conditions set forth herein and in the Plan (the “Award”). To the extent any provision of this Agreement conflicts with the expressly applicable terms of the Plan, those terms of the Plan shall control, and if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.
2.    Definitions. Capitalized terms used in this Agreement that are not defined below or in the body of this Agreement shall have the meanings given to them in the Plan. In addition to the terms defined in the body of this Agreement, the following capitalized words and terms shall have the meanings indicated below:
(a)    “Cause” shall have the meaning set forth in any written employment or consulting agreement between the Company (or one of its affiliates) and Employee. If Employee is not party to such an agreement that defines these terms, then for purposes of this Agreement, “Cause” shall mean a determination by the Company or its employing affiliate (the “Employer”) that Employee (i) has engaged in gross negligence, gross incompetence, or misconduct in the performance of Employee’s duties with respect to the Employer or any of their affiliates; (ii) has failed without proper legal reason to perform Employee’s duties and responsibilities to the Employer or any of its affiliates; (iii) has breached any material provision of this Agreement or any written agreement or corporate policy or code of conduct established by the Employer or any of its affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Employer or any of its affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Employer or any of its affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).
(b)    “Disability” shall have the meaning set forth in any written employment or consulting agreement between the Company (or one of its affiliates) and Employee. If Employee is not party to such an agreement that defines these terms, then for purposes of this Agreement, “Disability” shall mean Employee being unable to perform Employee’s duties or fulfill Employee’s obligations under the terms of his/her employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months as determined by the Employer and certified in writing by a competent medical physician selected by the Employer.
(c)    “Forfeiture Restrictions” shall have the meaning specified in Section 3(a) hereof.
(d)    “Involuntary Termination” shall mean a termination of Employee’s employment by the Company or an affiliate for a reason other than for Cause.

(e)    “Section 409A” shall mean Section 409A of the Internal Revenue Code of 1986, as amended.
(f)    “Executive Severance Plan” shall mean the Company’s Executive Change-In-Control Severance Plan.
(g)    “Special Vesting Agreement” means an agreement in which the Company, in its sole discretion, elects to permit some or all of Employee’s RSUs to continue vesting following Employee’s employment with the Company or with an affiliate, as applicable, in exchange for Employee’s strict compliance with designated post-termination conditions, as determined by the Company pursuant to a written agreement executed at the time the Participant’s termination of employment occurs.
3.    Restricted Stock Units. By acceptance of this Restricted Stock Unit award, Employee agrees with respect thereto as follows:
(a)    Forfeiture Restrictions. The Restricted Stock Units are restricted in that they may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise alienated or transferred, encumbered, or disposed of, and in the event of termination of Employee’s employment or service with the Company for any reason other than death or Disability, or, to the extent provided in Section 3(c) below, on account of an Involuntary Termination, Employee shall, for no consideration, forfeit to the Company all Restricted Stock Units to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Stock Units to the Company upon termination of employment or services as provided in this Section 3(a) are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Stock Units.
(b)    Lapse of Forfeiture Restrictions (Vesting). Provided that Employee has been continuously employed by the Company from the Date of Grant through the scheduled Lapse (Vesting) Date set forth in the following schedule, and in compliance with Exhibit A and all other agreements or obligations to the Company, the Forfeiture Restrictions shall lapse, and the Restricted Stock Units will vest, with respect to a percentage of the Restricted Stock Units determined in accordance with the following schedule:

Percentage of Total Number
of RSUs as to Which
Lapse (Vesting) Date	Forfeiture Restrictions Lapse

[TBD]	[TBD]

Except as provided in Subsection (c) below, the Company will issue one share of Common Stock to Employee on the date each RSU is scheduled to become vested under this Section 3(b). Any Restricted Stock Units with respect to which the Forfeiture Restrictions do not lapse in accordance with the preceding provisions of this Section 3(b) (and any associated unvested dividend equivalents) shall be forfeited to the Company for no consideration as of the date of the termination of Employee’s employment with the Company.
(c)    Accelerated Vesting.
(1)    Death. If Employee’s employment with the Company is terminated by reason of death, then the Forfeiture Restrictions shall lapse with respect to 100% of the Restricted Stock Units effective on the date such death occurs and Employee’s RSUs shall be settled in the manner provided under Section 3(d) below.

(2)    Disability. If Employee’s employment with the Company is terminated by reason of Disability, then the Forfeiture Restrictions shall lapse with respect to 100% of the Restricted Stock Units effective as of the date of Employee’s “separation from service” (as defined under the Section 409A) and Employee’s RSU’s shall be settled in the manner provided under Section 3(d) below on the dates such awards were scheduled to become vested under Section 3(b) above.
(3)    Change in Control. If a Change in Control occurs and Employee is a participant in the Executive Severance Plan, then the terms of Section 3 of such plan are hereby incorporated by reference into this Agreement. If Employee is not a participant in the Executive Severance Plan and his/her employment with the Company is terminated during the twenty-four month period immediately following the date the Change in Control occurs due to an Involuntary Termination, then the Forfeiture Restrictions shall lapse with respect to 100% of the Restricted Stock Units effective as of the date of Employee’s “separation from service” (as defined under the Section 409A) and Employee’s RSUs shall be settled in the manner provided under Section 3(d) below.
(4)     Involuntary Termination. If Employee’s employment with the Company is terminated due to an Involuntary Termination, then Company may, in its complete discretion, elect to enter into a Special Vesting Agreement with Employee pursuant to which the Forfeiture Restrictions shall not lapse upon such termination of employment, but instead this Award shall continue to remain outstanding and Employee will be treated, solely for purposes of satisfying the requirements for a lapse of Forfeiture Restrictions under Section 3(b), as continuing in the employment of the Company throughout the period during which he/she continuously satisfies the obligations set forth in Exhibit A attached hereto and incorporated herein by reference as part of this Agreement. As further condition to receiving any Special Vesting Agreement, Employee shall provide a release of all claims against the Company in a form acceptable to the Company, upon entering the Special Vesting Agreement, as well as upon the last date on which the Forfeiture Restrictions lapse, and also Employee must continuously comply with any other obligations to, or agreements with, the Company.
(d)    Payments. Subject to compliance with all terms of this Agreement and Exhibit A, as soon as reasonably practicable after (i) each scheduled Lapse (Vesting) Date with respect to the specified number of Restricted Stock Units as provided in Section 3(b) hereof (but in no event later than the end of the calendar year in which the Forfeiture Restrictions so lapse), (ii) the date of Employee’s death, or (iii) to the extent provided in Section 3(c)(4), the date Employee is Involuntarily Terminated, the Company shall cause to be issued to Employee with respect to each share of Common Stock covered by each such Restricted Stock Unit one share of Common Stock registered in Employee’s name. The Company shall deliver the shares of Common Stock in book-entry form, with such legends or restrictions thereon as the Committee may determine to be necessary or advisable in order to comply with applicable securities laws. Employee shall complete and sign any documents and take any additional action that the Company may request to enable it to deliver shares of Common Stock on Employee’s behalf. In the event that all or part of the Restricted Stock Units granted pursuant to this Agreement provides for a deferral of compensation within the meaning of the Section 409A, it is the general intention, but not the obligation, of the Company to design this Award to comply with the Section 409A and such Award should be interpreted accordingly. Notwithstanding anything to the contrary contained herein, in the event that Employee is a “specified employee” (as defined under the Section 409A) when Employee becomes entitled to a payment or settlement under the Award which is subject to the Section 409A on account of a “separation from service” (as defined under the Section 409A), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest. Further, for purposes of the Section 409A, each payment or settlement of any portion of the Restricted Stock Units under this Agreement shall be treated as a separate payment of compensation.

(e)    Dividend Equivalents. In the event the Company declares and pays a dividend in respect of its outstanding shares of Common Stock and, on the record date for such dividend, Employee holds Restricted Stock Units granted pursuant to this Agreement that have become vested pursuant to Section 3(c) hereof and have not been settled in accordance with Section 3(d) hereof, Employee shall be entitled to receive a payment, subject to compliance with all terms of this Agreement as well as Section 4 hereof, in respect of the number of shares of Common Stock relating to such vested Restricted Stock Units, with such Dividend Equivalent payment being made in the amount and form that such payment would have been made if, as of such record date, Employee actually held the underlying shares of Common Stock related to the portion of the vested Restricted Stock Units that have not been settled or forfeited as of such record date. Such Dividend Equivalent payment shall be made commensurate with the date the Company pays such dividend in respect of its outstanding shares of Common Stock (however, in no event shall the Dividend Equivalents be paid later than the earlier of 30 days following, or the end of the calendar year that includes, the date on which the Company pays such dividends to its shareholders generally).
(f)    Restrictive Covenants. Employee acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees, in his/her capacity as an employee and equity holder in the Company, to the provisions of Exhibit A to this Agreement. Employee acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Exhibit A or any other similar obligations Employee has towards the Company under applicable law or other agreements (which includes any attempt to have any provision in Exhibit A or other similar obligations of Employee declared overbroad or unenforceable) (a “Restrictive Covenant Violation”) would be available but inadequate and the Company would suffer irreparable damages as a result of such a Restrictive Covenant Violation. In recognition of this fact, Employee agrees that, in the event of a Restrictive Covenant Violation, in addition to any remedies available to the Company under law, including damages and attorneys’ fees, remedies available the Company, without posting any bond, shall be to (i) cease making any dividend or other payments or providing any benefit otherwise required by this Agreement; (ii) terminate future vesting and cause forfeiture of all vested and unvested RSUs and common stock issued or issuable under this Agreement without consideration, (iii) cause forfeiture of the gross value of the common stock issued to Employee in the one year period prior to the Restrictive Covenant Violation (determined as of the date such stock was issued to Employee and using the Fair Market Value (as defined in the Plan) of the Company’s common stock on that date), (iv) receive repayment of any cash payments made to Employee with respect to the RSUs during the prior twelve month period, (v) obtain a temporary restraining order, temporary or permanent injunction or (vi) specific performance or any other equitable remedy which may then be available.
(g)    Corporate Acts. The existence of the Restricted Stock Units shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.
4.    Withholding of Tax. To the extent that the receipt of the Restricted Stock Units (or any Common Stock or dividend equivalents related thereto) or the lapse of any Forfeiture Restrictions results in compensation, income or wages to Employee for federal, state, or local tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its minimum obligation under applicable tax laws or regulations, and if Employee fails to do so (or if Employee instructs the Company to withhold cash or stock to meet such obligation), the Company shall withhold from any cash or stock remuneration (including withholding any shares of the Common Stock distributable to Employee under this Agreement) then or thereafter payable to Employee, any tax required to be withheld by reason of such resulting compensation income or wages. The Company is making no representation or warranty as to the tax consequences to Employee as a result of the receipt of the Restricted Stock Units, the treatment of dividend equivalents, the lapse of any Forfeiture Restrictions, or the forfeiture of any Restricted Stock Units pursuant to the Forfeiture Restrictions.
5.    No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle Employee to any rights of a holder of Common Stock prior to the date that shares of Common Stock are issued to Employee in settlement of the Award. Employee’s rights with respect to the Restricted Stock Units shall remain forfeitable as stated in this Agreement.
6.    Clawback. Notwithstanding any provisions in the Agreement to the contrary, any compensation, payments, or benefits provided hereunder (or profits realized from the sale of the Common Stock delivered hereunder), whether in the form of cash or otherwise, shall be subject to a clawback to the extent necessary to comply with the requirements of any applicable law, including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, section 304 of the Sarbanes Oxley Act of 2002, or any regulations promulgated thereunder, as well as pursuant to the terms of this Agreement in the event of a Restrictive Covenant Violation.
7.    Employment Relationship. For purposes of this Agreement (except as otherwise provided in Section 3(c)(4) hereof), Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company or a Subsidiary. Without limiting the scope of the preceding sentence, it is specifically provided that Employee shall be considered to have terminated employment or service with the Company at the time of the termination of the “Subsidiary” status of the entity or other organization that employs or engages Employee. Nothing in the adoption of the Plan, nor the award of the Restricted Stock Units thereunder pursuant to this Agreement, shall confer upon Employee the right to continued employment by or service with the Company or affect in any way the right of the Company to terminate such employment or service at any time. Unless otherwise provided in a written employment or consulting agreement or by applicable law, Employee’s employment by or service with the Company shall be on an at-will basis, and the employment or service relationship may be terminated at any time by either Employee or the Company for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment or service, and the cause of such termination, shall be determined by the Committee or its delegate, in its sole discretion, and its determination shall be final.
8.    Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at Employee’s principal place of employment or if sent by registered or certified mail or other mail delivery method that provides a receipt, to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail or other mail delivery service that provides a receipt, to the General Counsel of Company at its principal executive offices.
9.    Entire Agreement; Amendment. This Agreement (including Exhibit A) and the documents incorporated by reference herein replace and merge all previous agreements and discussions relating to the same or similar subject matters between Employee and the Company and constitute the entire agreement between Employee and the Company with respect to the subject matter of this Agreement, except as otherwise provided herein. This Agreement including Exhibit A may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document. The foregoing notwithstanding, this Agreement does not modify or replace in any way any obligations Employee has to the Company or its related entities, under any agreement or applicable law, for non-disclosure, non-competition, non-solicitation, or non-interference.
10.    Severability. If any part of this Agreement including Exhibit A is found to be unenforceable by a court of competent jurisdiction, then such unenforceable portion will be modified to be enforceable, or severed from this Agreement if it cannot be modified, and such modification or severance shall have no effect upon the remaining portions of this Agreement and Exhibit A which shall remain in full force and effect.
11.    No Waiver. No failure by either Party at any time to give notice of any breach by the other Party of, or to require compliance with, any condition or provision of this Agreement shall (i) be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time or (ii) preclude insistence upon strict compliance in the future.
12.    Binding Effect; Survival. The provisions of Sections 3(f) and 6 and Exhibit A shall survive the lapse of the Forfeiture Restrictions without forfeiture. This Agreement and Exhibit A shall be binding upon and shall inure to the benefit of the Company, and automatically to any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee’s obligations under this Agreement and Exhibit A are personal and such obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred by Employee without the prior written consent of the Company.
13.    Governing Law/Forum/Jury Waiver. The Parties agree and acknowledge that this Exhibit A shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles. With respect to any claim or dispute arising out of or related to this Agreement or Exhibit A, the Parties hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Harris County, Texas, unless another forum or venue is required by law. Both the Company and Employee agree to waive a trial by jury of any or all issues arising under or connected with this Agreement or Exhibit A, and consent to trial by the judge.
IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

FRANK'S INTERNATIONAL N.V.

By:

Name:

Title:

EMPLOYEE

Print Name:

EXHIBIT A TO RSU AGREEMENT
NON-DISCLOSURE, NON-COMPETITION, AND NON-SOLICITATION OBLIGATIONS DURING AND FOLLOWING EMPLOYMENT
1.    Defined Terms; Employment Relationship; Application of Exhibit A. Capitalized terms used in this Exhibit A that are not defined in this Exhibit A shall have the meanings assigned to such terms in the Restricted Stock Unit Agreement to which this Exhibit A is attached (the “RSU Agreement”). This Exhibit A shall apply during the period of Employee’s ongoing employment with the Company and, as provided below, during the designated period after such employment ends. This Exhibit A does not modify or relieve Employee from any other restrictive covenants contained in any other agreement between Employee and the Company and any of its affiliates.
As used in this Exhibit A, the following terms shall have the following meanings:
(a)    “Company Business” includes, but not limited to, the land operations, offshore operations, tubular sales, casing installation, completion installation, and specialty products divisions of the Company’s business as well as Company’s current and planned (future) bids, projects, contracts, and relationships with its customers and potential customers; provided, however, that if Employee’s termination of employment occurs within 60 days following the occurrence of a Change in Control, “Company Business” shall mean the business described in this Section (a) as in existence immediately prior to the Change in Control.
(b)    “Competing Business” means any business, individual, partnership, firm, corporation, or other entity which is similar to, or competitive with, the Company Business in the Restricted Area. In no event will the Company or any of its affiliates be deemed a Competing Business. For further clarity, Competing Business shall include the design, sales, marketing, fabrication, installation, provision, repair, or manufacturing of products or services similar to or functionally equivalent to those designed, sold, installed, repaired, fabricated, manufactured, produced, provided, marketed or licensed by the Company. Competing Business shall not include any services or products of the Company in which Employee had no responsibility, no involvement and about which he/she had no access to Confidential Information.
(c)    “Confidential Information” includes any information about the Company that has not been intentionally publicly disclosed by the Company; knowledge, data, trade secrets, proprietary information, or information provided to the Company by its customers, suppliers, contractors, subcontractors, business partners, agents or representatives (regardless of whether the Company is contractually obligated to keep such information confidential). Confidential Information includes, without limitation, information relating to the services, products, policies, practices, pricing, costs, suppliers, vendors, methods, processes, techniques, finances, administration, employees, devices, trade secrets and operations of the Company, any inventions, modifications, discoveries, designs, developments, improvements, processes, software programs, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right by any Company employee, Company customers or potential customers, marketing, sales activities, development programs, promotions, manufacturing, machining, drawings, future and current plans regarding business and customers, e-mails, notes, manufacturing documents, engineering documents, formulas, financial statements, bids, projects reports, handling documentation, machinery and compositions, all financial data relating to the Company, business methods, accounting and tracking methods, books, inventory handling procedure, credit, credit procedures, indebtedness, financing procedures, investments, trading, shipping, production, processing, welding, fabricating, assembling, domestic and foreign operations, customer and vendor and supplier lists, data storage in any medium (electronically, hard copy) contact information, lab reports, lab work, and any data or materials used in and created during the development of any of the aforementioned materials or processes. Confidential Information may include but is not limited to the areas of piping and fabrication, connectors, hammers, casing equipment, cementing equipment, laydown equipment, completion equipment, manipulating and handling tubulars, drilling of subterranean and offshore wells, energy exploration, energy drilling, energy production, and the processing of hydrocarbons.
(d)    “Governmental Authority” means any governmental, quasi-governmental, state, county, city, or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof.
(e)    “Legal Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement (including, without limitation, any of the foregoing that relates to environmental standards or controls, energy regulations, and occupational, safety, and health standards or controls, including those arising under environmental laws) of any Governmental Authority.
(f)    “Restricted Period” means during Employee’s employment with the Company, and for those Employees with a Special Vesting Agreement, through the last lapse date specified in the Special Vesting Agreement. The duration of the Restricted Period shall be tolled and suspended for any period that Employee is in violation of these covenants up to a period of two (2) years, unless such tolling is disallowed under applicable law.
(g)    “Restricted Area” means the Louisiana parishes of Lafayette, Iberia, and Terrebonne and the Texas counties of Harris, Fort Bend, Montgomery, Brazoria, and Galveston, as well as any county/parish in which Employee engaged in the Company Business during the last twelve months of Employee’s employment with the Company. Restricted Area shall not include any geographic areas in which Employee had no responsibility or involvement or about which he/she had access to Confidential Information.
2.    Non-Competition; Non-Solicitation; Non-Interference. Employee and the Company agree that the highly competitive nature of the Company’s business, Employee’s position with the Company, and the Confidential Information, training, and goodwill provided to Employee during his/her employment with the Company, as well as incentive to the Company to provide the restricted stock units under this Agreement, support Employee’s promises not to compete with the Company, and not to solicit or interfere with the Company’s relationships with its customers and employees as stated below in the rest of this Section 2 during the Restricted Period, regardless of the reason for the separation, within the Restricted Area.
(a)    Subject to the exceptions set forth in Section 2(b) below, Employee expressly covenants and agrees that during the Restricted Period and in the Restricted Area, Employee will not engage in or carry on, directly or indirectly, a Competing Business, as defined herein. Accordingly, Employee will not, directly or indirectly, own, manage, operate, join, become employed or engaged by, partner in, control, participate in, be connected with, loan money or sell or lease equipment or property to, or otherwise be affiliated with any Competing Business.
(b)    Notwithstanding the restrictions contained in Section 2(a), Employee may own less than 2% of the outstanding stock of any class for a Competing Business which sells its stock on a national securities exchange if Employee is not involved in the management of such Competing Business.
(c)    Employee further expressly covenants and agrees that during the Restricted Period and in the Restricted Area, Employee will not interfere with the Company’s relationship with, solicit or hire or otherwise encourage to change or leave their employment or contractor position with the Company any person currently employed by or engaged as a contractor to the Company, or who was employed by or engaged by the Company during Employee’s employment with the Company.

This restriction shall not include any current or potential employee or contractor of the Company for which employee had no responsibility, no involvement, and about which he/she had no access to Confidential Information during his/her employment with the Company.
(d)    During the Restricted Period and in the Restricted Area, Employee further agrees that he/she will not solicit business from, nor encourage or otherwise cause any current or potential customer, vendor or supplier of the Company, including its current or planned (future) projects, bids, or contracts, to cease or materially change their current or potential business relationship with the Company or otherwise attempt to interfere with these Company relationships. For purposes of this Section, “potential customer, vendor or supplier” shall mean any entity or person with whom the Company has been pursuing a business relationship during Employee’s employment with the Company, and any “potential business relationship” shall mean any relationship pursued by the Company during Employee’s employment with the Company, including any current or planned (future) bids, projects or contracts. This restriction shall not include any current or potential customer, vendor or supplier of the Company for which Employee had no responsibility, no involvement, and about which he/she had no access to Confidential Information during his/her employment with the Company.
3.    Non-Disclosure. Employee acknowledges that the Confidential Information provided to Employee during his/her employment with the Company is confidential, proprietary, not known outside of the Company’s business, valuable, special and/or a unique asset of Company which belongs to the Company and gives the Company a competitive advantage. If this Confidential Information were disclosed to third parties or used by third parties and/or Employee, such disclosure or use would seriously and irreparably damage the Company and cause the loss of certain competitive advantages. Employee promises he/she has not and will not disclose in any way, or use for Employee’s own benefit or for the benefit of anyone besides the Company, the Confidential Information described above. Employee acknowledges that this promise of non-disclosure and non-use continues indefinitely and specifically does not expire at the end of Employee’s employment with the Company.
4.    Intellectual Property. Employee ratifies any previous assignment for any Intellectual Property under other agreements or obligations, including any fiduciary duty to the Company, and otherwise hereby assigns to the Company all right, title and interest Employee has or may acquire in and to any Intellectual Property that results from Employee’s efforts, either alone or jointly with others, during the period of Employee’s employment with the Company. “Intellectual Property” means any and all inventions, discoveries, developments, innovations, processes, designs, methods, technologies, formulae, models, research and development, patents, patent applications, trade secrets and other Confidential Information and works of authorship (including copyrightable works, copyrights and copyright applications), and improvements to any of the foregoing that, either alone or jointly with others: (a) result from any work performed on behalf of the Company, or from a research project suggested by the Company; (b) relate in any way to the existing or contemplated Business of the Company; or (c) result from the use of the Company’s time, material, employees or facilities. Employee acknowledges and agrees that any work Employee performs for the Company during employment that constitutes copyrightable subject matter shall be considered a “work made for hire” as that term is defined in the United States Copyright Act (17 U.S.C. Section 101). Employee hereby ratifies and otherwise transfers and assigns to the Company, and waives and agrees never to assert, any and all rights to claim authorship, rights to object to any modification or other moral rights that Employee may have in or with respect to any Intellectual Property and/or works made for hire, even after termination of Employee’s employment. Employee further agrees that if, in the course of providing services to the Company, Employee incorporates any intellectual property owned by Employee, the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, worldwide right and license to make, have made, copy, modify, use, distribute and sell such intellectual property or products incorporating such intellectual property of Employee. During and after Employee’s employment, Employee will assist and cooperate with the Company for no additional compensation but at the Company’s out of pocket expense and execute documents requested by the Company to acquire, transfer, maintain, perfect and enforce the Company’s rights to the Intellectual Property, including patent, copyright, trade secret and other protections for the Company’s Intellectual Property.
5.    Employee Acknowledgement of Need For Protections and Restrictions Promised. Employee acknowledges and understands that his/her promises in this Exhibit A restrict some of his/her actions during and after employment with the Company. However, Employee acknowledges and agrees that he/she has or will receive sufficient consideration from the Company to justify such restrictions. Further, Employee acknowledges that Employee’s skills are such that Employee can be gainfully employed in non-competitive employment and that these restrictions will not prevent Employee from earning a living.
6.    Notification to Subsequent Employers/Business Relationships. Employee further acknowledges that in order to enforce his/her obligations under this Agreement and Exhibit A that the Company will need to notify any subsequent actual or potential employers or other business relationships of Employee’s obligations under this Agreement and Exhibit A. Employee agrees to notify the Company of the identity of his/her potential employers or other business relationships which may be a Competing Business, during the Restricted Period and in the Restricted Area, and Employee consents to the Company providing notification to these employers/business relationships of Employee’s ongoing obligations to the Company under this Exhibit A or under other applicable law or agreement with the Company.
7.    Return of Confidential Information and Company Property. All written or electronic or other data, materials, records and other documents made by, or coming into the possession or control of, Employee which contain or disclose Confidential Information shall be and remain the property of the Company. Upon request, and in any event, without request upon termination of Employee’s employment with the Company for any reason, Employee shall promptly return, without deletion, copying or alteration, all written or electronic materials, data, information, records and any other property in Employee’s possession or control, whether located on or off Company premises, which may concern the Company, its current or potential customers, vendors or suppliers, whether or not designated as confidential or proprietary in nature.
8.    No Interference with Rights. Employee acknowledges and agrees that nothing in this Exhibit A is intended to, nor does it, interfere with or restrain Employee’s right to share or discuss information regarding his/her wages, hours, or other terms and conditions of employment in the exercise of any rights provided by the National Labor Relations Act. Further, Employee acknowledges and agrees that this Exhibit A is not intended to, nor does it, interfere with or restrain Employee’s right to report unlawful actions to any law enforcement or administrative agency, or to participate in any such agency’s investigation.
9.    Reasonableness; Enforcement; Reformation. Employee hereby represents that Employee has read and understands, and agrees to be bound by, the terms of this Exhibit A. Employee acknowledges that the geographic scope and duration of the covenants contained in this Exhibit A are the result of arm’s-length bargaining and are fair and reasonable in light of (a) the nature and wide geographic scope of the Company’s Business, (b) Employee’s contact with the Company’s business in all jurisdictions in which it is conducted, which includes the entire Restricted Area, and (c) the amount of Confidential Information that Employee is receiving in connection with the performance of Employee’s duties on behalf of the Company and/or its affiliates and the amount of goodwill with which Employee is and/or will be connected and will help build on behalf of the Company and its affiliates. It is the desire and intent of the Parties that the provisions of this Exhibit A be enforced to the fullest extent permitted under applicable Legal Requirements, whether now or hereafter in effect; therefore, to the extent permitted by applicable Legal Requirements, Employee and the Company hereby waive any provision of applicable Legal Requirements that would render any provision of this Exhibit A invalid or unenforceable. Nevertheless, if any of the aforesaid restrictions are found by a court of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the Parties intend for the restrictions herein set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced. By agreeing to this contractual modification prospectively at this time, the Company and Employee intend to make this Exhibit A enforceable under the law or laws of all applicable states and other jurisdictions so that the terms of this Exhibit A as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal. Such modifications to Exhibit A shall not affect the other terms of the Agreement.